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                                                                    Exhibit 23.1

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Form 8-K/A of Ascend Communications, Inc. dated July 30, 1997, of our report dated January 24,
1997, except Note 10 as to which the date is April 1, 1997, with respect to the consolidated financial statements of Ascend Communications, Inc. included in the Registration Statement (Form S-4, No. 333-25287) of Ascend Communications, Inc. for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                             ERNST & YOUNG LLP

Walnut Creek, California
July 25, 1997